Exhibit 99.1

Apollo Group, Inc. News Release
APOLLO GROUP, INC. REPORTS FISCAL 2006
SECOND QUARTER RESULTS
     Phoenix, Arizona, March 23, 2006 — Apollo Group, Inc. (Nasdaq:APOL) today reported fiscal 2006 financial results for the second quarter ended February 28, 2006.
     Net income attributed to Apollo Education Group common stock for the three months ended February 28, 2006, was $80.6 million, or $.46 per diluted share, compared to $87.1 million, or $.47 per diluted share reported for the same period last year. The expense related to the amounts paid to our former CEO under the terms of the Separation Agreement reduced diluted earnings per share by $.09. $6.2 million related to the Separation Agreement was recorded directly through shareholders’ equity.
     Net income attributed to Apollo Education Group common stock for the six months ended February 28, 2006, was $211.4 million, or $1.19 per diluted share, compared to $196.6 million, or $1.04 per diluted share reported for the same period last year.
     Total consolidated revenues for Apollo Group, Inc. for the three months ended February 28, 2006, rose 12.6% to $569.6 million, compared with $505.7 million in the second quarter of fiscal 2005. The University of Phoenix accounted for 81.7% of the $526.7 million in net tuition revenues from students enrolled in degree programs for the quarter ended February 28, 2006.
     Total consolidated revenues for Apollo Group, Inc. for the six months ended February 28, 2006, rose 15.2% to $1.198 billion, compared with $1.041 billion in the same period last year. The University of Phoenix accounted for 83.3% of the $1.109 billion in net tuition revenues from students enrolled in degree programs for the six months ended February 28, 2006.
     Commenting on the quarter, Brian Mueller, President, said, “Our revenue was in line with the revised guidance we gave at the end of February. As we discussed then, we have undertaken a variety of focused initiatives to increase top-line growth for the second half of the year and beyond. These three primary strategies include investing aggressively in our core business of working adults, further developing the echo boomer business and leveraging our strategic relationship with advertising.com. We have already seen progress in these key initiatives and are excited by the many growth opportunities that lie ahead.”
     Consolidated degree enrollments for University of Phoenix and Western International University’s Axia College at February 28, 2006, increased by 10.5% to 281,400 students compared to 254,600 students at February 28, 2005. Consolidated degree enrollments of online students increased 20.5%.
~continued~

     The company will hold a conference call to discuss these earnings results at 11:00 AM Eastern time, 9:00 AM Phoenix time, on Thursday, March 23, 2006. The call may be accessed by dialing (877) 292-6888 (domestic) or (706) 634-1393 (internationally). The conference ID number is 6340488. A live webcast of this event may be accessed by visiting the company website at: www.apollogrp.edu. A replay of the call will be available on our website or at (706) 645-9291 (conf. ID # 6340488) until April 7, 2006.
     Apollo Group, Inc. has been providing higher education programs to working adults for almost 30 years. Apollo Group, Inc., operates through its subsidiaries: The University of Phoenix, Inc., Institute for Professional Development, The College for Financial Planning Institutes Corporation, and Western International University, Inc. The consolidated enrollment in its educational programs makes it the largest private institution of higher education in the United States. It offers educational programs and services at 95 campuses and 159 learning centers in 39 states, Puerto Rico, Alberta, British Columbia, Netherlands, and Mexico.
     For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit Apollo on the company website at: www.apollogrp.edu.
-Table to Follow-

APOLLO GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	February 28,		February 28,
	2006	2005	2006	2005
(In thousands, except per share amounts)
Revenues:
Tuition and other, net	$569,551	$505,693	$1,198,435	$1,040,619

Costs and expenses:
Instructional costs and services	258,447	221,635	518,332	439,052
Selling and promotional	124,426	121,016	252,546	241,601
General and administrative	57,205	23,499	87,285	44,687

	440,078	366,150	858,163	725,340

Income from operations	129,473	139,543	340,272	315,279
Interest income and other, net	3,567	3,855	8,070	8,417

Income before income taxes	133,040	143,398	348,342	323,696
Provision for income taxes	52,405	56,284	136,933	127,051

Net income	$80,635	$87,114	$211,409	$196,645

Earnings per share attributed to Apollo Education Group common stock:

Diluted net income per share	$0.46	$0.47	$1.19	$1.04

Diluted weighted average shares outstanding	175,235	187,007	177,783	188,419

The company adopted SFAS 123(R) during the first quarter of 2006 resulting in $12.7 million and $18.5 million of stock-based compensation expense for the three and six months ended February 28, 2006, respectively. There was no stock-based compensation expense related to employee stock options and employee stock purchases under SFAS 123 in the same periods of fiscal 2005 because the Company did not adopt the recognition provisions of SFAS 123. Net income, including pro forma stock-based compensation expense, as previously disclosed in the notes to the Condensed Consolidated Financial Statements for the three and six months ended February 28, 2005, was $82.9 million or $0.44 per diluted share, and $188.2 million or $1.00 per diluted share, respectively.
~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	February 28,	August 31,
	2006	2005
(Dollars in thousands)
Assets:
Current assets
Cash and cash equivalents	$20,539	$145,607
Restricted cash	238,351	225,706
Marketable securities	97,801	224,112
Receivables, net	200,719	201,615
Deferred tax assets, net	17,565	14,991
Other current assets	19,738	23,058

Total current assets	594,713	835,089
Property and equipment, net	287,068	268,661
Marketable securities	76,079	97,350
Cost in excess of fair value of assets purchased, net	37,096	37,096
Deferred tax assets, net	32,193	35,756
Other assets	28,003	28,993

Total assets	$1,055,152	$1,302,945

Liabilities and Shareholders’ Equity:
Current liabilities
Current portion of long-term liabilities	$20,432	$18,878
Accounts payable	44,879	40,129
Accrued liabilities	62,428	61,315
Income taxes payable	9,185	9,740
Student deposits and current portion of deferred revenue	391,914	387,910

Total current liabilities	528,838	517,972
Deferred tuition revenue, less current portion	359	351
Long-term liabilities, less current portion	84,537	77,748

Total liabilities	613,734	596,071

Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized; none issued
Apollo Education Group Class A nonvoting common stock, no par value, 400,000,000 shares authorized; 188,002,000 issued at February 28, 2006 and August 31, 2005, and 172,205,000 and 179,184,000 outstanding at February 28, 2006 and August 31, 2005, respectively	103	103
Apollo Education Group Class B voting common stock, no par value, 3,000,000 shares authorized; 477,000 issued and outstanding at February 28, 2006 and August 31, 2005	1	1
Additional paid-in capital
Apollo Education Group Class A treasury stock, at cost, 15,797,000 and 8,818,000 shares at February 28, 2006 and August 31, 2005, respectively	(1,079,274)	(645,742)
Retained earnings	1,522,022	1,353,650
Accumulated other comprehensive loss	(1,434)	(1,138)

Total shareholders’ equity	441,418	706,874

Total liabilities and shareholders’ equity	$1,055,152	$1,302,945

~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
	February 28,
	2006	2005
(In thousands)
Cash flows provided by (used for) operating activities:
Net income	$211,409	$196,645
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	10,983
Depreciation and amortization	32,100	25,093
Amortization of investment premiums	673	2,196
Provision for uncollectible accounts	39,883	18,919
Deferred income taxes	989	17,046
Tax benefits of stock options exercised		24,430
Excess tax benefits from stock-based compensation	(9,533)
Cash received for tenant improvements	1,594	1,263
Changes in assets and liabilities
Receivables	(38,987)	(43,660)
Other assets	3,408	(4,132)
Accounts payable and accrued liabilities	(9,647)	(30,112)
Income taxes	9,896	(26,076)
Student deposits and deferred revenue	4,440	46,640
Other liabilities	3,058	1,689

Net cash provided by operating activities	260,266	229,941

Cash flows provided by (used for) investing activities:
Net additions to property and equipment	(15,350)	(43,897)
Development of land and buildings related to future Online expansion	(14,761)
Purchase of marketable securities	(187,156)	(18,961)
Maturities of marketable securities	334,065	238,094
Purchase of restricted securities	(460,664)	(173,731)
Maturities of restricted securities	448,019	130,495
Purchase of other assets	(721)	(1,253)

Net cash provided by investing activities	103,432	130,747

Cash flows provided by (used for) financing activities:
Purchase of Apollo Education Group Class A common stock	(510,882)	(542,988)
Issuance of Apollo Education Group Class A common stock	19,119	33,865
Cash paid for cancellation of vested options	(6,240)
Excess tax benefits from stock-based compensation	9,533

Net cash used for financing activities	(488,470)	(509,123)

Currency translation loss	(296)	(356)

Net decrease in cash and cash equivalents	(125,068)	(148,791)
Cash and cash equivalents at beginning of period	145,607	156,669

Cash and cash equivalents at end of period	$20,539	$7,878

Supplemental disclosure of non-cash investing activities
Tenant improvement allowances	$10,777	$7,795
Purchases of property and equipment included in accounts payable	$15,510	$4,960
~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
DEGREE ENROLLMENTS
(Unaudited)

	February 28,
	2006	2005

The University of Phoenix, Inc. and Axia College
Associates	53,500	22,800
Bachelors	155,700	159,100
Masters	68,700	70,200
Doctoral	3,500	2,500

	281,400	254,600

Apollo Group, Inc. Consolidated
Associates	61,200	30,200
Bachelors	168,800	172,800
Masters	77,300	78,300
Doctoral	3,500	2,500

	310,800	283,800

~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
SUPPLEMENTARY DATA—THREE MONTHS ENDED FEBRUARY 28, 2006
(Unaudited)
     Instructional costs and services increased by $36.8 million in the three months ended February 28, 2006, from the three months ended February 28, 2005. The following table sets forth the changes in significant components of instructional costs and services, in millions:

			Percent of Revenues
	For the Three Months Ended		For the Three Months Ended
	February 28,		February 28,
	2006	2005	2006	2005

Employee compensation and related expenses	$90.1	$81.3	15.9%	16.1%
Stock-based compensation	3.5		0.6%
Faculty compensation	49.1	43.4	8.6%	8.6%
Classroom lease expenses and depreciation	46.3	41.7	8.1%	8.2%
Financial aid processing costs	12.7	10.4	2.2%	2.1%
Bad debt expense	19.8	9.9	3.5%	1.9%
Other instructional costs and services	36.9	34.9	6.5%	6.9%

Instructional costs and services	$258.4	$221.6	45.4%	43.8%

     Selling and promotional expenses increased by $3.4 million in the three months ended February 28, 2006, from the three months ended February 28, 2005. The following table sets forth the changes in significant components of selling and promotional expenses, in millions:

			Percent of Revenues
	For the Three Months Ended		For the Three Months Ended
	February 28,		February 28,
	2006	2005	2006	2005

Enrollment advisors’ compensation and related expenses	$62.7	$51.7	11.0%	10.2%
Stock-based compensation	0.4		0.0%
Advertising	49.4	56.1	8.7%	11.1%
Other selling and promotional expenses	11.9	13.2	2.1%	2.6%

Selling and promotional expenses	$124.4	$121.0	21.8%	23.9%

     General and administrative expenses increased by $33.7 million in the three months ended February 28, 2006, from the three months ended February 28, 2005. The following table sets forth the changes in significant components of general and administrative expenses, in millions:

			Percent of Revenues
	For the Three Months Ended		For the Three Months Ended
	February 28,		February 28,
	2006	2005	2006	2005

Employee compensation and related expenses	$32.7	$11.9	5.7%	2.4%
Stock-based compensation	8.8		1.5%
Administrative space and depreciation	5.7	4.0	1.0%	0.8%
Other general and administrative expenses	10.0	7.6	1.8%	1.5%

General and administrative expenses	$57.2	$23.5	10.1%	4.7%

     Included in the above general and administrative employee compensation and related expenses is $19.0 million related to our former CEO’s Separation Agreement. Included in the above general and administrative stock-based compensation is $7.5 million related to our former CEO’s Separation Agreement.
~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES
SUPPLEMENTARY DATA—SIX MONTHS ENDED FEBRUARY 28, 2006
(Unaudited)
     Instructional costs and services increased by $79.3 million in the six months ended February 28, 2006, from the six months ended February 28, 2005. The following table sets forth the changes in significant components of instructional costs and services, in millions:

			Percent of Revenues
	For the Six Months Ended		For the Six Months Ended
	February 28,		February 28,
	2006	2005	2006	2005

Employee compensation and related expenses	$178.3	$161.8	14.9%	15.6%
Stock-based compensation	6.3		0.6%
Faculty compensation	102.4	87.9	8.6%	8.4%
Classroom lease expenses and depreciation	92.7	82.0	7.7%	7.9%
Financial aid processing costs	25.5	20.7	2.1%	2.0%
Bad debt expense	39.9	19.0	3.3%	1.8%
Other instructional costs and services	73.2	67.7	6.1%	6.5%

Instructional costs and services	$518.3	$439.1	43.3%	42.2%

     Selling and promotional expenses increased by $10.9 million in the six months ended February 28, 2006, from the six months ended February 28, 2005. The following table sets forth the changes in significant components of selling and promotional expenses, in millions:

			Percent of Revenues
	For the Six Months Ended		For the Six Months Ended
	February 28,		February 28,
	2006	2005	2006	2005

Enrollment advisors’ compensation and related expenses	$119.5	$99.9	10.0%	9.6%
Stock-based compensation	0.9		0.1%
Advertising	105.9	115.9	8.8%	11.1%
Other selling and promotional expenses	26.2	25.8	2.2%	2.5%

Selling and promotional expenses	$252.5	$241.6	21.1%	23.2%

     General and administrative expenses increased by $42.6 million in the six months ended February 28, 2006, from the six months ended February 28, 2005. The following table sets forth the changes in significant components of general and administrative expenses, in millions:

			Percent of Revenues
	For the Six Months Ended		For the Six Months Ended
	February 28,		February 28,
	2006	2005	2006	2005

Employee compensation and related expenses	$44.9	$21.9	3.7%	2.1%
Stock-based compensation	11.3		0.9%
Administrative space and depreciation	11.6	7.8	1.0%	0.8%
Other general and administrative expenses	19.5	15.0	1.6%	1.4%

General and administrative expenses	$87.3	$44.7	7.3%	4.3%

     Included in the above general and administrative employee compensation and related expenses is $19.0 million related to our former CEO’s Separation Agreement. Included in the above general and administrative stock-based compensation is $7.5 million related to our former CEO’s Separation Agreement.
Company Contact: Kenda B. Gonzales, CFO ~ (800) 990-APOL ~ kenda.gonzales@apollogrp.edu
Investor Relations Contact: Janess Pasinski ~ Apollo Group, Inc. ~ (800) 990-APOL, option 6 ~ janess@apollogrp.edu
Press Contact: Ayla Dickey ~ Apollo Group, Inc. ~ (480) 557-2952 ~ ayla.dickey@apollogrp.edu